Exhibit 10.28

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of this 31st day of July, 2013, but made effective as of September 1, 2013, by and between CYCLONE - WHE, LLC, an Ohio limited liability company, and CYCLONE PERFORMANCE, LLC, a Florida limited liability company (each of the foregoing sometimes individually referred to as a “Company” and all of them sometimes collectively hereinafter referred to as the “Companies”), in favor of Secured Party GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Secured Party”).

RECITALS

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith between Cyclone Power Technologies, Inc., a Florida corporation (“CPT”) and the Secured Party (the “Purchase Agreement”), CPT has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from CPT certain senior secured, convertible, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

WHEREAS, in order to induce the Secured Party to purchase the Debentures, each of the Companies, each being a majority-owned and controlled subsidiary of CPT, has made and executed a Guaranty Agreement dated of even date herewith (the “Guaranty”) in favor of Secured Party; and

WHEREAS, in order to induce the Secured Party to purchase the Debentures, and to secure each Company’s liabilities and obligations under the Guaranty, each Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party, and each Company has agreed to grant to the Secured Party an unconditional, continuing, first priority security interest and lien in and against the Collateral of each Company (subject only to the Permitted Encumbrances) to secure the prompt payment, performance and discharge in full of all of each Company’s obligations under the Guaranty, the Purchase Agreement and the other Transaction Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.     Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2.     Construction and Definition of Terms. In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Section” or “Subsection” refer to the respective Sections and Subsections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules attached hereto; (iii) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation;” and (iv) throughout this Agreement, the word “Company” or “Companies,” howsoever used, shall refer to each Company, individually, to the extent the context so requires, and all of the Companies, collectively, to the extent the context so requires, it being the intent of the parties that each and every covenant, condition, representation and warranty in this Agreement applicable to the Companies shall apply to each Company, individually, and to all Companies, collectively, regardless of the form or tense used for the word “Company” and regardless of whether each term and provision of this Agreement refers to “each” Company or “any” Company, or “all” Companies. All capitalized terms used in this Agreement that are defined in the Purchase Agreement or otherwise defined in Articles 8 or 9 of the Code shall have the meanings assigned to them in the Purchase Agreement or the Code, respectively and as applicable, unless the context of this Agreement requires otherwise. In addition to the capitalized terms defined in the Code and the Purchase Agreement, unless the context otherwise requires, when used herein, the following capitalized terms shall have the following meanings (provided that if a capitalized term used herein is defined in the Purchase Agreement and separately defined in this Agreement, the meaning of such term as defined in this Agreement shall control for purposes of this Agreement):

(a)     “Agreement” means this Security Agreement and all amendments, modifications and supplements hereto.

(b)     “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time, or any other similar laws, codes, rules or regulations relating to bankruptcy, insolvency or the protection of creditors.

(c)     “Business Premises” shall mean the Companies’ offices located at 601 N.E. 26th Court, Pompano Beach, FL 33064.

(d)     “Closing” shall mean the date on which this Agreement is fully executed by all parties.

(e)     “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Nevada, provided that terms used herein which are defined in the Code as in effect in the State of Nevada on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as the Secured Party may otherwise agree.

(f)     “Collateral” shall mean any and all property of each of the Companies, of any kind or description, tangible or intangible, real, personal or mixed, wheresoever located and whether now existing or hereafter arising or acquired, including the following: (i) all property of, or for the account of, each Company now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Party or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; (ii) the following additional property of each Company, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and each Company’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with each Company’s full right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, including all: (A) Accounts, and all goods whose sale, lease or other disposition by each Company has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, each Company, or rejected or refused by an Account debtor; (B) As-extracted Collateral; (C) Chattel Paper (whether tangible or electronic); (D) Commodity Accounts; (E) Commodity Contracts; (F) Deposit Accounts, including all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Party or any affiliate, representative, agent, designee or correspondent of the Secured Party; (G) Documents; (H) Equipment; (I) Farm Products; (J) Fixtures; (K) General Intangibles (including all Payment Intangibles); (L) Goods, and all accessions thereto and goods with which the Goods are commingled; (M) Health-Care Insurance Receivables; (N) Instruments; (O) Inventory, including raw materials, work-in-process and finished goods; (P) Investment Property; (Q) Letter-of-Credit Rights; (R) Promissory Notes; (S) Software; (T) all Supporting Obligations; (U) all commercial tort claims hereafter arising; (V) all other tangible and intangible personal property of each Company (whether or not subject to the Code), including, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of each Company described within the definition of Collateral (including, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Company in respect of any of the items listed within the definition of Collateral), and all books, correspondence, files and other Records, including, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of each Company or any other Person from time to time acting for each Company, in each case, to the extent of each Company’s rights therein, that at any time evidence or contain information relating to any of the property described or listed within the definition of Collateral or which are otherwise necessary or helpful in the collection or realization thereof; (W) real estate property owned by each Company, leasehold interests owned by each Company in real property and the interest of each Company in fixtures or any other assets or property related to such real property or leasehold interests; and (X) Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any or all of the foregoing, in each case howsoever each Company’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(g)     “Event of Default” shall mean any of the events described in Section 4 hereof.

(h)     “Obligations” shall mean any and all obligations of each Company and of CPT to Secured Party, whether arising, existing or incurred under this Agreement, the Guaranty, the Purchase Agreement or any other Transaction Documents, or any other agreement between any of the Companies or CPT and the Secured Party, in each case, whether now or hereafter existing or incurred, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

3.     Security.

(a)     Grant of Security Interest. As security for the full payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, each Company hereby assigns, pledges and grants to Secured Party an unconditional, continuing, first-priority security interest in all of the Collateral, subject only to the Permitted Encumbrances. Secured Party’s security interest shall continually exist until all Obligations have been indefeasibly satisfied and/or paid in full.

(b)     Representations, Warranties, Covenants and Agreement of the Companies. With respect to all of the Collateral, each Company covenants, warrants and represents, for the benefit of the Secured Party, as follows:

(i)     Each of the Companies has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Company of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of each Company and no further action is required by any Company. This Agreement constitutes a legal, valid and binding obligation of each Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(ii)     Each of the Companies represents and warrants that it has no place of business or offices where its respective books of account and records are kept or places where Collateral is stored or located, except for the Business Premises.

(iii)     Each of the Companies is the sole owner of its respective Collateral (except for non-exclusive licenses granted by the Companies in the Ordinary Course of Business), free and clear of any and all Encumbrances, except for the Permitted Encumbrances. Each of the Companies is fully authorized to grant the security interests in and to pledge the Collateral to Secured Party. There is not on file in any agency, land records or other office of any Governmental Authority, an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than the Permitted encumbrances and those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Companies shall not execute and shall not permit to be on file in any such agency, land records or other office any such financing statement or other document or instrument (except for the Permitted Encumbrances and to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(iv)     No part of the Collateral has been judged invalid or unenforceable. No Claim, Proceeding or other notice or other similar item has been received by any Company that any Collateral or any Company’s use of any Collateral violates the rights of any Person. There has been no adverse decision or claim to any Company’s ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Company’s right to keep and maintain such Collateral in full force and effect, and there is no Claim or Proceeding of any nature involving said rights pending or, to the best knowledge of the Companies, threatened, before any Governmental Authority.

(v)     Each of the Companies shall at all times maintain its books of account and records relating to the Collateral and maintain the Collateral at the Business Premises, and the Companies shall not relocate such books of account and records or Collateral, except and unless: (A) Secured Party first approves of such relocation, which approval may be withheld in Secured Party’s sole and absolute discretion; (B) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to create in favor of the Secured Party valid, perfected and continuing liens in the Collateral; or (C) Collateral is moved or relocated in the Ordinary Course of Business for each Company, provided, however, that any permanent relocation of any of the Collateral shall require Secured Party’s prior written approval in accordance with Subsection 3(b)(v)(A) above.

(vi)     Upon making the filings described in the immediately following sentence, this Agreement creates, in favor of the Secured Party, a valid, perfected, first-priority security interest in the Collateral, subject only to the Permitted Encumbrances. Except for the filing of financing statements on Form UCC-1 under the Code with the State of Florida and State of Ohio, to the Company’s knowledge, no authorization or approval of, or filing with, or notice to any Governmental Authority is required either: (A) for the grant by each Company of, or the effectiveness of, the security interest granted hereby or for the execution, delivery and performance of this Agreement by each Company; or (B) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(vii)     Simultaneous with the execution of this Agreement, each of the Companies hereby authorizes the Secured Party to file one or more UCC financing statements, and any continuations, amendments, or assignments thereof, with respect to the security interests on the Collateral granted hereby, in such jurisdictions as may be requested or desired by the Secured Party.

(viii)     The execution, delivery and performance of this Agreement, and the granting of the security interests contemplated hereby, will not: (A) constitute a violation of or conflict with the Articles of Organization, operating agreement, or any other organizational or governing documents of any Company; (B) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract or agreement to which any Company is a party or by which any of the Collateral may be bound; (C) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (D) constitute a violation of, or conflict with, any Law; or (E) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Company or any of the Collateral. No Consent (including from members or creditors of any Company) is required for each Company to enter into and perform its obligations hereunder.

(ix)     Each of the Companies shall at all times maintain the liens and security interests provided for hereunder as valid and perfected first-priority liens and security interests in the Collateral (subject only to the Permitted Encumbrances) in favor of the Secured Party until this Agreement and the security interests hereunder shall terminate pursuant to Section 8(o) below. Each of the Companies shall at all times safeguard and protect all Collateral, at its own expense, for the account of the Secured Party. At the request of the Secured Party, each Company will sign and deliver to the Secured Party at any time, or from time to time, one or more financing statements pursuant to the Code (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Companies shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the security interests granted hereunder, and the Companies shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the security interests hereunder.

(x)     The Companies will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, which consent may be withheld in the Secured Party’s sole and absolute discretion, except for the Permitted Encumbrances and transfers, sales or licenses made in the Ordinary Course of Business of each Company.

(xi)     Each of the Companies shall keep, maintain and preserve all of the Collateral in good condition, repair and order and each Company will use, operate and maintain the Collateral in compliance with all Laws, and in compliance with all applicable insurance requirements and regulations.

(xii)     Each of the Companies shall, within five (5) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial or material change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect on the value of the Collateral or on the Secured Party’s security interest therein.

(xiii)     The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral, including, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein.

(xiv)     The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(xv)     The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any Claim, Proceeding or any other litigation, attachment, garnishment, execution or other legal process levied against any Collateral or of any Claim, Proceeding or any other litigation, attachment, garnishment, execution or other legal process which Company knows or has reason to believe is pending or threatened against it or the Collateral, and of any other information received by the Company that may materially affect the value of the Collateral, the security interests granted hereunder or the rights and remedies of the Secured Party hereunder.

(xvi)     All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(xvii)          Company will promptly pay when due all taxes and all transportation, storage, warehousing and all other charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Company’s expense, against all claims of any Persons claiming any interest in the Collateral adverse to Company or Secured Party.

(xviii)     During normal business hours and subject to prior reasonable notice from Secured Party to the Company (which notice may be e-mail or telephonic notice), Secured Party and its agents and designees may enter the Business Premises and any other premises of the Company and inspect the Collateral and all books and records of the Company (in whatever form), and the Company shall pay the reasonable costs of such inspections.

(xix)     The Company shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to the Secured Party, and each such policy shall contain a clause or endorsement satisfactory to Secured Party naming Secured Party as loss payee and a clause or endorsement satisfactory to Secured Party that such policy may not be canceled or altered and Secured Party may not be removed as loss payee without at least thirty (30) days prior written notice to Secured Party. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Company will not be deemed a co-insurer under applicable insurance laws, policies or practices. The Company hereby assigns to Secured Party and grants to Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds. The Company hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Secured Party and not to the Company and Secured Party jointly. The Company authorizes and empowers Secured Party to execute and endorse in Company’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Secured Party under the terms of this subsection are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney’s fees) incurred by Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows: if no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Company’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. In the event that Company may and does elect to replace or restore any of the Collateral as aforesaid, then such net proceeds shall be deposited in a segregated account opened in the name and for the benefit of Secured Party, and such net proceeds shall be disbursed therefrom by Secured Party in such manner and at such times as Secured Party deems appropriate to complete and insure such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. If an Event of Default shall have occurred prior to such deposit of the net proceeds, then Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion.

(xx)     The Company shall cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral. In addition, the Company, at the Company’s expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any Proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(xxi)          Company shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Secured Party.

(xxii)          With respect to the Permitted Encumbrances, the Companies hereby represent, warrant, covenant and agree as follows: (i) all indebtedness underlying the Permitted Encumbrances is in good standing and there is no material default or material breach of any nature or kind thereunder by any of the Companies or any other Person, and there is no event that has occurred that, with the passage of time, the giving of notice, or both, would constitute a material breach or material default under any of such indebtedness or any documents evidencing same; (ii) the Companies shall comply in all material respects with all terms and conditions of all indebtedness underlying the Permitted Encumbrances, including, making all payments required thereunder in a timely basis; (iii) the Companies shall immediately deliver to Secured Party any notices (of default or otherwise) received by the Companies in connection with the Permitted Encumbrances or the indebtedness underlying same; and (iv) the Companies shall not increase, extend, or add additional property or Assets to, the Permitted Encumbrances or the indebtedness underlying same.

(c)     Collateral Collections. After an Event of Default shall have occurred, Secured Party shall have the right at any and all times to enforce the Company’s rights against all Persons obligated on any of the Collateral, including the right to: (i) notify and/or require the Company to notify any or all Persons obligated on any of the Collateral to make payments directly to Secured Party or in care of a post office lock box under the sole control of Secured Party established at Company’s expense, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring any liability or responsibility to the Company whatsoever; and/or (ii) require the Company to segregate and hold in trust for Secured Party and, on the day of Company’s receipt thereof, transmit to Secured Party in the exact form received by the Company (except for such assignments and endorsements as may be required by Secured Party), all cash, checks, drafts, money orders and other items of payment constituting any portion of the Collateral or proceeds of the Collateral. Secured Party’s collection and enforcement of Collateral against Persons obligated thereon shall be deemed to be commercially reasonable if Secured Party exercises the care and follows the procedures that Secured Party generally applies to the collection of obligations owed to Secured Party.

(d)     Care of Collateral. Company shall have all risk of loss of the Collateral. Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against Persons with prior interests in the Collateral. If Secured Party actually receives any notices requiring action with respect to Collateral in Secured Party’s possession, Secured Party shall take reasonable steps to forward such notices to the Company. The Company is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Secured Party’s sole responsibility is to take such action as is reasonably requested by Company in writing, however, Secured Party is not responsible to take any action that, in Secured Party’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Secured Party is not required to take certain actions, if action is needed, in Secured Party’s sole discretion, to preserve and maintain the Collateral, Company authorizes Secured Party to take such actions, but Secured Party is not obligated to do so.

4.     Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)     Failure to Pay. The failure of any Company to pay any sum due under or as part of the Obligations as and when due and payable (whether by acceleration, declaration, extension or otherwise).

(b)     Covenants and Agreements. The failure of any Company to perform, observe or comply with any and all of the covenants, promises and agreements of such Company in this Agreement, the Guaranty, the Purchase Agreement or any other Transaction Documents, which such failure is not cured by the Company within fifteen (15) days after receipt of written notice thereof from Secured Party, except that there shall be no notice or cure period with respect to any failure to pay any sums due under or as part of the Obligations.

(c)     Information, Representations and Warranties. If any representation or warranty made herein, in the Guaranty Agreement, in the Purchase Agreement or any other Transaction Documents, or if any information contained in any financial statement, application, schedule, report or any other document given by any Company in connection with the Obligations, with the Collateral, or with any Transaction Document, is not in all material respects true, accurate and complete, or if any Company omitted to state any material fact or any fact necessary to make such information not misleading.

(d)     Default on Other Obligations. The occurrence of any default under any other borrowing, Obligation or Contract of the Company, including, without limitation, in connection with the Permitted Lien or the indebtedness underlying same, if the result of such default would: (i) permit any Person which is a party to any such borrowing, Obligation or Contract, to accelerate the maturity thereof, or to cancel or terminate any such borrowing, Obligation or Contract; (ii) cause or be reasonably expected to cause a Material Adverse Effect; or (iii) materially and adversely affect, as determined by Secured Party in good faith, but in its sole discretion, any of the Collateral, the value thereof, Secured Party’s rights and remedies to realize upon such Collateral as set forth herein, or the Secured Party’s ability to comply with the Transaction Documents.

(e)     Insolvency. Any Company shall be or become insolvent or unable to pay its debts as they become due, or admits in writing to such insolvency or to such inability to pay its debts as they become due.

(f)     Involuntary Bankruptcy. There shall be filed against any Company an involuntary petition or other pleading seeking the entry of a decree or order for relief under the Bankruptcy Code or any similar foreign, federal or state insolvency or similar laws ordering: (i) the liquidation of such Company; or (ii) a reorganization of such Company or the business and affairs of such Company; or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for such Company of the property of such Company, and the failure to have such petition or other pleading denied or dismissed within sixty (60) calendar days from the date of filing.

(g)     Voluntary Bankruptcy. The commencement by any Company of a voluntary case under the Bankruptcy Code or any foreign, federal or state insolvency or similar laws or the consent by any Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or similar official for any Company of any of the property of the Company or the making by any Company of an assignment for the benefit of creditors, or the failure by any Company generally to pay its debts as the debts become due.

(h)     Judgments, Awards. The entry of any final and non-appealable Judgment or other determination or adjudication against any Company and a determination by Secured Party, in good faith but in its sole discretion, that any such Judgment or other determination or adjudication could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(i)     Injunction. The injunction or restraint of any Company in any manner from conducting its business in whole or in part and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(j)     Attachment by Other Parties. Any Assets of any Company shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(k)     Default by CPT. Any default or Event of Default by CPT under the Purchase Agreement or any other Transaction Documents.

5.     Rights and Remedies.

(a)     Rights and Remedies of Secured Party. Upon and after the occurrence of an Event of Default, Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Secured Party under the Guaranty, the Purchase Agreement and any other Transaction Documents, the rights and remedies of a secured party under the Code, and all other rights and remedies available to Secured Party under applicable law or in equity, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(i)     Take absolute control of the Collateral, including transferring into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

(ii)     Require the Company to, and the Company hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is convenient to Secured Party, and the Secured Party may enter into and occupy the Business Premises or any other premises owned or leased by the Company where the Collateral or any part thereof is located or assembled in order to effectuate the Secured Party’s rights and remedies hereunder or under law, including removing such Collateral therefrom, without any obligation or liability to the Company in respect of such occupation, the Company HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL AND THE COMPANY HEREBY GRANTING TO SECURED PARTY AND ITS AGENTS AND REPRESENTATIVES FULL AUTHORITY TO ENTER SUCH PREMISES;

(iii)     Without notice, except as specified below, and without any obligation to prepare or process the Collateral for sale: (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable; and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. The Company agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims and actions against the Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Company may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. The Company hereby acknowledges that: (X) any such sale of the Collateral by the Secured Party shall be made without warranty; (Y) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like; and (Z) such actions set forth in clauses (X) and (Y) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing: (1) upon written notice to the Company from the Secured Party after and during the continuance of an Event of Default, the Company shall cease any use of any intellectual property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Secured Party may, at any time and from time to time after and during the continuance of an Event of Default, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Company’s intellectual property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and (3) the Secured Party may, at any time, pursuant to the authority granted under this Agreement (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Company, one or more instruments of assignment of any intellectual property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(iv)     Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Company in order to continue or complete performance of Company’s obligations under any contracts of Company), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(v)     Enforce the Company’s rights against any Persons obligated upon any of the Collateral.

(vi)     The Company hereby acknowledges that if the Secured Party complies with any applicable foreign, state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(vii)     The Secured Party shall not be required to marshal any present or future collateral security (including, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Company lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

(b)     Power of Attorney. Effective upon the occurrence of an Event of Default, Company hereby designates and appoints Secured Party and its designees as attorney-in-fact of and for the Company, irrevocably and with full power of substitution, with authority to endorse the Company’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Secured Party’s sole discretion, to carry out and enforce this Agreement and the rights and remedies conferred upon the Secured Party by this Agreement, the Guaranty, the Purchase Agreement or any other Transaction Documents. All acts of said attorney or designee are hereby ratified and approved by the Company and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Secured Party which could give rise to any Obligations.

(c)     Costs and Expenses. The Company agrees to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Company to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under the Guaranty, under the Purchase Agreement or under applicable law, as well as such portion of Secured Party’s overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party’s sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

6.     Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of this Agreement, the Guaranty, the Purchase Agreement, and any other Transaction Documents or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and provisions of the Guaranty, the Purchase Agreement, any other Transaction Documents, or any other agreement entered into in connection with the foregoing; (iii)  any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (iv) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (v) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, the running of the statute of limitations or bankruptcy. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the Bankruptcy Code or any other similar insolvency or bankruptcy laws of any jurisdiction, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other Person or to apply any Collateral which the Secured Party may hold at any time, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

7.     Indemnity. The Company agrees to defend, protect, indemnify and hold the Secured Party forever harmless from and against any and all Claims of any nature or kind (including reasonable legal fees, costs, expenses, and disbursements of counsel) to the extent that they arise out of, or otherwise result from, this Agreement (including, enforcement of this Agreement). This indemnity shall survive termination of this Agreement.

8.     Miscellaneous.

(a)     Performance for Company. The Company agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Company in order to insure the Company’s compliance with any covenant, warranty, representation or agreement of the Company made in or pursuant to this Agreement, the Guaranty, the Purchase Agreement, or any other Transaction Documents, to continue or complete, or cause to be continued or completed, performance of the Company’s obligations under any Contracts of the Company, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement, the Guaranty, the Purchase Agreement or any other Transaction Documents, including, the payment of any insurance premiums or taxes and the satisfaction or discharge of any Claim, Obligation, Judgment or any other Encumbrance upon the Collateral or other property or Assets of Company; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Company of any such Event of Default. The Company shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

(b)     Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement, the Guaranty, or the Purchase Agreement, all Collateral and proceeds of Collateral coming into Secured Party’s possession and all payments made by any Person to Secured Party with respect to any Collateral may be applied by Secured Party (after payment of any amounts payable to the Secured Party pursuant to Section 5(c) hereof) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole, but reasonable discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. Secured Party may defer the application of Noncash Proceeds of Collateral, to the Obligations until Cash Proceeds are actually received by Secured Party. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Debenture for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(c)     Waivers by Company. The Company hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Company against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Guaranty, under the Purchase Agreement, and other Transaction Documents or under applicable law; (iii) all claims of the Company for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Guaranty, under the Purchase Agreement, under any other Transaction Documents or under applicable law; (iv) all rights of redemption of the Company with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral or the Company; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Company by Secured Party; (viii) settlement, compromise or release of the obligations of any Person primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Company to demand that Secured Party release account debtors or other Persons liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Company agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Guaranty, under the Purchase Agreement, the other Transaction Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Secured Party’s security interest hereunder and payment of all Obligations, within ten (10) business days following the Company’s request to Secured Party, Secured Party shall release control of any security interest in the Collateral perfected by control and Secured Party shall send Company a statement terminating any financing statement filed against the Collateral.

(d)     Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder, under this Agreement, the Guaranty, the Purchase Agreement, and other Transaction Documents or under applicable law, shall operate as a waiver thereof.

(e)     Secured Party’s Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Company by Secured Party.

(f)     Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement, the Guaranty, the Purchase Agreement, or any other Transaction Documents, and no consent by Secured Party to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Company in any case shall entitle Company to any other or further notice or demand in the same, similar or other circumstances.

(g)     Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties and deemed delivered in accordance with the Purchase Agreement, it being agreed and acknowledged that notice to CPT in accordance with the Purchase Agreement shall be deemed notice to each Company hereunder.

(h)     Applicable Law and Consent to Jurisdiction. Each Company irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida.  This provision  is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. Each Company hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and waives any objection based on forum non conveniens. Each Company hereby waives personal service of any and all process and consents that all such service of process may be made by certified mail, return receipt requested, directed to each Company as set forth herein or in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Companies and Secured Party hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

(i)     Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, shall survive Closing and shall continue in full force and effect until all Obligations have been indefeasibly paid in full, there exists no commitment by Secured Party which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Secured Party hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, Secured Party shall give written notice to the Company of any such assignment and such assignment shall be binding upon and recognized by the Company. All covenants, agreements, representations and warranties by or on behalf of the Company which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. The Company may not assign this Agreement or delegate any of its rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and absolute discretion.

(j)     Severability. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(k)     Merger and Integration. This Agreement and the attached Schedules (if any), together with the Guaranty, the Purchase Agreement and the other Transaction Documents, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any party hereto or thereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or therein shall be valid or binding.

(l)     WAIVER OF JURY TRIAL. EACH COMPANY HEREBY: (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY COMPANY AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE PURCHASE AGREEMENT AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SECURITY AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH COMPANY AND EACH COMPANY HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND EACH COMPANY AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. EACH COMPANY REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m)     Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(n)     Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o)     Termination. This Agreement and the security interests hereunder shall terminate on the date on which all Obligations have been indefeasibly paid or discharged in full and there are no commitments outstanding for Secured Party to advance any funds to the Company, either under the Purchase Agreement or any other Contract. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

(p)     Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(q)     Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

(r)     Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(s)     Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(t)     Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Guaranty, or the Purchase Agreement, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, the Company shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Guaranty, the Purchase Agreement and this Agreement, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Debenture, then the Company shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANIES:

CYCLONE-WHE, LLC,	CYCLONE PERFORMANCE, LLC,
an Ohio limited liability company	a Florida limited liability company

By: /s/ Christopher Nelson	By: /s/ Harry Schoell
Name: Christopher Nelson	Name: Harry Schoell
Title: Managing Director	Title: Managing Director

SECURED PARTY:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd., its general partner

By: /s/ Robert Press

       Robert Press, Director

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